Exhibit 99.1

FOR IMMEDIATE RELEASE

SM Energy Announces Leadership Transition

Javan D. Ottoson Appointed Chief Executive Officer

DENVER, CO - February 2, 2015 - SM Energy Company (NYSE: SM) today announces that as part of its previously announced leadership transition plan, Anthony J. Best has retired and the Company’s Board of Directors appointed Javan (Jay) D. Ottoson as President and Chief Executive Officer of the Company, effective as of February 1, 2015. Mr. Best will complete his current term as a member of the Board, and does not plan to stand for re-election to the Board of Directors at the Company’s 2015 Annual Meeting of Stockholders.
Bill Sullivan, Chairman of SM Energy’s Board of Directors, commented, “On behalf of SM Energy’s Board of Directors, I would like to thank Tony for his leadership of the company over the last eight years and wish him the very best in retirement. Two of Tony’s many accomplishments were to work effectively with the Board to identify and develop an internal successor for the CEO position and to seamlessly transition the leadership of the company to Jay. The Board believes that Jay is well prepared for his new role and that his experience, understanding of the company, passion for excellence and commitment to value creation make him the right choice to lead SM going forward.”
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.
INFORMATION ABOUT FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results; unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services and uncertainties related to the costs of such equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2013 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
Brent Collins, ir@sm-energy.com, 303-863-4326
James Edwards, ir@sm-energy.com, 303-837-2444